UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2005

Commission File Number: 333 - 118398

SOUND REVOLUTION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(state or other jurisdiction of incorporation or organization)

345 West 11th Avenue, Unit 4, Vancouver, British Columbia, Canada V5Y 1T3
(Address of principal executive offices)

(604) 780-3914
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On August 2, 2005, Sound Revolution Inc. (“Sound Revolution”) entered into a non-binding letter of intent (the “LOI”)with Old Charter Salvage, Inc. (“Old Charter”). The LOI sets forth the basic terms upon which Sound Revolution is prepared to proceed with negotiations to enter into a definitive merger agreement with Old Charter. The LOI contemplates the negotiation of an agreement whereby Sound Revolution would issue 47% of its outstanding stock to purchase all outstanding shares of Old Charter.

On August 3, 2005, Sound Revolution issued a press release announcing the LOI with Old Charter. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

99.1	Press Release dated August 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2005	SOUND REVOLUTION INC.
(Registrant)

By:	/s/ Penny Green
Penny Green, Director, Chair of the Board,
President, Chief Executive Officer,
Chief Financial Officer